UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2010

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 542-8600

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 17, 2010, Applied Micro Circuits Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) among the Company, TPACK A/S, a limited liability company organized under the laws of Denmark (“TPACK”), Slottsbacken Fund II KY, Slottsbacken Fund Two KB, Vækstfonden and Novi A/S, pursuant to which the Company agreed to purchase 100% of the issued shares of TPACK. Pursuant to the terms and subject to the conditions of the Agreement, the Company will become the registered holder of 100% of TPACK’s issued shares.

The total consideration payable to the shareholders of TPACK at the closing of the transaction (the “Closing”) is approximately $32 million, which will be subject to certain adjustments for working capital and deductions for transaction expenses, including without limitation, those related to certain change in control bonuses owed by the shareholders of TPACK to TPACK’s employees (the “Closing Consideration”). The shareholders of TPACK may also earn up to approximately $5 million in additional consideration, primarily upon the achievement of certain earnout milestones by TPACK, within the 18 month period following the Closing.

In connection with the Agreement, the Company received certain customary representations, warranties and covenants from the shareholders of TPACK, including without limitation, covenants relating to the termination of certain existing warrants to purchase TPACK shares. The Agreement also contained customary indemnification provisions, including without limitation, with respect to such existing warrants which are not terminated as of the Closing. An amount of at least $4.8 million will be withheld from the Closing Consideration and deposited into an escrow account as security for indemnification claims the Company may have under the Agreement.

The Closing is subject to customary closing conditions. The Agreement may be terminated by either the Company or Vækstfonden, the representative of the shareholders of TPACK, upon the occurrence of certain events, including without limitation, if the Closing has not occurred within the 30 day period following the date the Agreement was executed.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release dated August 18, 2010.

99.2	Transcript of conference call on August 19, 2010.

Forward-Looking Statements

The exhibits to this Current Report contain forward-looking statements that reflect the Company’s current view with respect to future events and financial performance, including statements regarding the future financial performance of the Company. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, market acceptance of new products, changes in the Company’s strategy having a significant impact on the Company’s business, financial condition and results of operations, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2010, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of August 19, 2010. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update any forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: August 23, 2010	By:	/S/ L. WILLIAM CARACCIO
L. William Caraccio
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

99.1	Press Release dated August 18, 2010.

99.2	Transcript of conference call on August 19, 2010.